SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 2, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 2, 2009, Central European Distribution Corporation, a Delaware corporation (the “Company”) along with CEDC Finance Corporation International, Inc., an indirect wholly-owned subsidiary of the Company (the “Issuer”), entered into a Indenture (the “Indenture”), between the Company, the Issuer, certain subsidiary guarantors named therein, and Deutsche Trustee Company Limited, as Trustee (the “Trustee”). The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Indenture, the Issuer issued and sold $380 million 9.125% Senior Secured Notes due 2016 and €380 million 8.875% Senior Secured Notes due 2016 (collectively, the “Senior Secured Notes”) in an offering to institutional investors that is exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Debt Offering”). The closing of the Debt Offering occurred on December 2, 2009. The respective forms of the Senior Secured Notes are included in the Indenture filed herewith as Exhibit 4.1 and are incorporated herein by reference. The Senior Secured Notes will be secured by, among other things, (a) a first-priority pledge over the shares of the Issuer and certain subsidiaries of the Company, (b) a first-priority assignment of rights under certain bank accounts of the Company, (c) certain intercompany loans, and (d) a first-priority mortgage over certain real property and fixtures.

As previously disclosed, on November 18, 2009 the Company entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and Jefferies & Company, Inc. and UniCredit CAIB Securities UK Ltd., as representatives of the several underwriters named therein (the “Underwriters”) to issue and sell an aggregate of 10,250,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $31.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 25-day over-allotment option to purchase up to an additional 1,025,000 shares at the same price in a public offering pursuant to a Registration Statement on Form S-3 (the “Common Stock Offering”) and a related prospectus filed with the Securities and Exchange Commission. The Debt Offering and Common Stock Offering are referred to herein as the “Refinancing.”

The Company will use a portion of the net proceeds from the Refinancing to redeem the Company’s outstanding 8% Senior Secured Notes due 2012, having an aggregate principal amount of €245,440,000 (the “2012 Notes”) on January 4, 2010. The remainder of the net proceeds from the Refinancing to (i) purchase Lion Capital LLP’s (“Lion Capital”) remaining equity interest in Russian Alcohol by exercising the Lion Option (as defined below) and the Co-Investor Option (as defined below), pursuant to the terms and conditions of the Lion Option Agreement and the Co-Investor Option Agreement, respectively, as previously disclosed in the Form 8-K filed by the Company on November 17, 2009 and on the Form 8-K filed by the Company on November 20, 2009; (ii) repay all amounts outstanding under the Russian Alcohol credit facilities; and (iii) repay certain other indebtedness.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the Senior Secured Notes as described in Item 1.01 above, the Company issued a redemption notice on December 2, 2009, for redemption on January 4, 2010 of the €245,440,000 million aggregate principal amount outstanding of the Company’s 2012 Notes and deposited an amount equal to the redemption price of approximately €255.3 million plus accrued interest of approximately €8.6 million with The Bank of New York Mellon pursuant to an indenture, dated as of July 25, 2005 by and among (i) the Company, (ii) Carey Agri International–Poland Sp. Z O.O. (“Carey Agri”), Onufry S.A., Multi–Ex S.A., Astor Sp. Z O.O., Polskie Hurtownie Alkoholi Sp. Z O.O., Mtc Sp. Z O.O., Przedsiebiorstwo Dystrybucji

Alkoholi Agis S.A., Dako–Galant Przedsiebiorstwo Handlowo Produkcyjne Sp. Z O.O., Damianex S.A., Pww Sp. Z O.O. and Miro Sp. Z O.O., each a company organized under the laws of the Republic of Poland, (iii) The Bank of New York Mellon, and ING Bank N.V., London Branch, as trustee, principal paying agent, registrar and transfer agent, and (iv) ING Bank N.V., London Branch (the “2012 Indenture”). In connection with such redemption and deposit, the 2012 Indenture has been discharged.

Item 2.03	Creation of a Direct Financial Obligation

As previously disclosed, on November 19, 2009, the Company entered into definitive agreements with Lion Capital and certain of Lion Capital’s affiliates (collectively with Lion Capital, “Lion”) that provide that the Company shall have the option, subject to certain terms and conditions, to (1) acquire all of the indirect equity interests in Lion/Rally Cayman 6 (“Cayman 6”) owned by minority co-investors ELQ Investors II Limited, an affiliate of Goldman Sachs, HVB Capital Partners AG, an affiliate of UniCredit; and Darkalley Holdings Limited, an affiliate of UFG Private Equity (the “Co-Investor Option”); and (2) acquire all of Lion’s equity interest in Cayman 6 (the “Lion Option” and together with the Co-Investor Option, the “Options”).

In connection with the Refinancing, on December 2, 2009, the Company gave notice to Lion that it was exercising the Options. Under the Options, the Company is now obliged to making payments to Lion in the amounts of $315,147,666 and €129,489,852 and deposit in an escrow account the amounts of $26,366,426 and €56,396,064 which shall be paid to Lion on the earlier of (a) June 1, 2010 and (b) the date of receipt of antimonopoly clearance for the acquisition of Russian Alcohol from the Russian Federal Antimonopoly Service and the Antimonopoly Committee of Ukraine. Further, the Company is now obligated to pay Lion additional amounts of $10,689,092 and €22,863,269 on June 1, 2010 (the “Third Lion Payment”). If the Company has acquired full control over Russian Alcohol prior to June 1, 2010, the Company may make some or all of the Third Lion Payment in shares of Company common stock, valued based on the ten day volume weighted average price on May 28, 2010.

In connection with the above transactions, the Issuer and Carey Agri delivered an intercompany loan agreement pursuant to which the Issuer will loan $108,300,000 and €372,3000,000 of the proceeds of the Refinancing to Carey Agri. In addition, the Issuer and Jelegat Holdings Limited, a wholly-owned subsidiary of the Company (“Jelegat”), executed and delivered an intercompany loan agreement pursuant to which the Issuer will loan $263,988,000 of the proceeds of the Refinancing to Jelegat. Jelegat and certain subsidiaries of the Russian Alcohol Group executed and delivered an intercompany loan agreement pursuant to which Jelegat would on-loan to such borrower an aggregate amount of $263,988,000, the proceeds of which will be used to repay certain indebtedness of the Russian Alcohol Group.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of December 2, 2009, by and between Central European Distribution Corporation, CEDC Finance Corporation International, Inc., as Issuer and Deutsche Trustee Company Limited, as Trustee (including the respective forms of the $380,000,000 9.125% Senior Secured Note and the €380,000,000 8.875% Senior Secured Note, each due December 1, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and Chief Financial Officer

Date: December 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of December 2, 2009, by and between Central European Distribution Corporation, CEDC Finance Corporation International, Inc., as Issuer and Deutsche Trustee Company Limited, as Trustee (including the respective forms of the $380,000,000 9.125% Senior Secured Note and the €380,000,000 8.875% Senior Secured Note, each due December 1, 2016).